Exhibit 10.2
GOPRO, INC.

2024 EMPLOYEE STOCK PURCHASE PLAN
1.PURPOSE. The purpose of this Plan is to provide eligible employees of the Company and the Participating Corporations with a means of acquiring an equity interest in the Company through Contributions, to enhance such employees’ sense of participation in the affairs of the Company. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2.ESTABLISHMENT OF PLAN. GoPro, Inc. proposes to grant options to purchase shares of Common Stock to eligible employees of the Company and its Participating Corporations pursuant to this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. In addition with regard to offers of options to purchase shares of the Common Stock under the Plan to employees outside the United States working for a Participating Corporation, the Compensation and Leadership Committee (the “Committee”) may offer a subplan or an option that is not intended to meet the Code Section 423 requirements, provided, if necessary under Code Section 423, that the other terms and conditions of the Plan are met. Subject to Section 14, the total number of shares of Common Stock reserved for issuance under this Plan will include all reserved rights, options, or shares of Common Stock not issued under the Company’s 2014 Employee Stock Purchase Plan (the “Prior 2014 Plan”) on the Effective Date (as defined below), not to exceed 11,100,000 Shares; provided, however, the number of Shares reserved for issuance under this Plan shall be subject to adjustments effected in accordance with Section 14 of this Plan. Any rights, options or Shares issued under this Plan and that are subsequently forfeited or repurchased and any rights, options or Shares that are withheld to satisfy the tax withholding obligations related to any purchase of Shares shall be included among the Shares reserved and available for grant and issuance pursuant to this Plan. The Shares reserved and available for grant and issuance pursuant this Section 2 shall be issuable as Common Stock of the Company regardless of their series or class under the Prior Plan.
3.ADMINISTRATION.
(a)The Plan will be administered by the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants. The Committee will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to designate the Participating Corporations, to determine when to grant options that are not intended to meet the Code Section 423 requirements and to decide upon any and all claims filed under the Plan. Every finding, decision and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules, sub- plans, and/or procedures relating to the operation and administration of the Plan designed to comply with local laws, regulations or customs or to achieve tax, securities law or other objectives for eligible employees outside of the United States. The Committee will have the authority to determine the Fair Market Value of the Common Stock (which determination shall be final, binding and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of the Plan in connection with circumstances that impact the Fair Market Value. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company. For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Corporations will participate, even if the dates of the applicable Offering Periods of each such offering are identical. The Committee may also establish rules to govern transfers of employment among the Company and any Participating Corporation, consistent with the applicable requirements of Code Section 423 and the terms of the Plan.

(b)The Committee may adopt such rules, procedures, and sub-plans as are necessary or appropriate to permit the participation in the Plan by eligible employees who are citizens or residents of a jurisdiction and/or employed outside the United States, the terms of which sub- plans may take precedence over other provisions of this Plan, with the exception of the provisions in Section 2 above setting forth the number of shares of Common Stock reserved for issuance under the Plan; provided that unless otherwise superseded by the terms of such sub- plan, the provisions of this Plan will govern the operation of such sub-plan. Further, the Committee is specifically authorized to adopt rules and procedures regarding the application of the definition of Compensation (as defined below) to Participants on payrolls outside of the United States, handling of Contributions, taking of payroll deductions and making of other Contributions to the Plan, establishment of bank or trust accounts to hold contributions, payment of interest, establishment of the exchange rate applicable to Contributions made in a currency other than U.S. dollars, obligations to pay payroll tax, determination of beneficiary designation requirements, tax withholding procedures, and handling of stock certificates that vary with applicable local requirements.

(c)To the extent authorized by applicable law, any and all authority of the Committee may be delegated by the Committee to one or more senior officers of the Company or members of the management team of the Company or such other person, persons or groups of persons as it deems necessary, appropriate or advisable to facilitate the operation of the Plan and such delegation of authority shall be under such conditions or limitations that the Committee may set at or after the time of the delegation. For purposes of the Plan, references to the “Committee” will be deemed to include such officers, members of management team, or other person, persons or groups of persons to whom such authority has been delegated and, subject to any conditions or limitations set by the Committee and unless prohibited by Applicable Laws, any action undertaken by a delegate shall have the same force and effect as if undertaken directly by the Committee. The Committee may retain outside entities and professionals to assist in the administration of the Plan including, without limitation, a vendor or vendors to perform enrollment and brokerage services.

3.ELIGIBILITY. Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period under this Plan except that one or more of the following categories of employees may be excluded from coverage under the Plan by the Committee (other than where prohibited by applicable law):

(a)employees who are not employed by the Company or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;
(b)employees who are customarily employed for twenty (20) hours or less per week;
(c)employees who are customarily employed for five (5) months or less in a calendar year;
(d)(i) employees who are “highly compensated employees” of the Company or any Participating Corporation (within the meaning of Section 414(q) of the Code), or (ii) any employee who is a

“highly compensated employees” with compensation above a specified level, who is an officer and/or is subject to the disclosure requirements of Section 16(a) of the Exchange Act;

(e)employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) such employee’s participation is prohibited under the laws of the jurisdiction governing such employee, or (ii) compliance with the laws of the foreign jurisdiction would violate the requirements of Section 423 of the Code;

(f)employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code); and

(g)individuals who provide services to the Company or any of its Participating Corporations as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

(h)The foregoing notwithstanding, employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary shall be granted an option to purchase Common Stock under the Plan.

(i)Each exclusion stated above will be applied with respect to an Offering Period in a manner complying U.S. Treasury Regulation Section 1.423-2(e)(2)(i) and (ii). The Committee retains the discretion to determine which eligible employees may participate in an Offering Period pursuant to and consistent with U.S. Treasury Regulation Section 1.423-2(e) and (f).
5.OFFERING DATES.

(a)Each Offering Period of this Plan may be of up to twenty-seven (27) months duration and shall commence and end at the times designated by the Committee. Each Offering Period may consist of one or more Purchase Periods during which Contributions of Participants are accumulated under this Plan.

(b)The initial Offering Period pursuant to this Plan (“Initial Offering Period”) shall run coterminous with the initial Purchase Period and shall commence on the Effective Date and shall end with the Purchase Date that occurs on or prior to the February 15 or August 15 that first occurs six (6) months or more after the Effective Date. The Initial Offering Period shall consist of a single Purchase Period. Thereafter, a six-month Offering Period shall commence on each February 15 and August 15, with each such Offering Period also consisting of a single six- month Purchase Period, except as otherwise provided by an applicable sub-plan, or on such other date determined by the Committee. The Committee may at any time establish a different duration for an Offering Period or Purchase Period to be effective after the next scheduled Purchase Date.
6.PARTICIPATION IN THIS PLAN.
(a)Any employee who is an eligible employee determined in accordance with Section 4 immediately prior to the Initial Offering Period will be automatically enrolled in such Initial Offering Period for the maximum number of shares of Common Stock purchasable at the contributions levels and subject to other elections consistent with such employee’s last enrollment under the Prior 2014 Plan, if any, or as otherwise directed by such employee in a subscription form (or withdrawal notice) consistent with rules set forth by the Committee. With respect to subsequent Offering Periods, any eligible employee determined in accordance with Section 4 will be eligible to participate in this Plan, subject to the requirement of Section 6(b) hereof and the other terms and provisions of this Plan.

(b)An eligible employee determined in accordance with Section 4 may elect to become a Participant by submitting a subscription agreement prior to the commencement of the Offering Period to which such agreement relates in accordance with such rules as the Committee may determine.

(c)Once an employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of such prior Offering Period at the same contribution level unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below or otherwise notifies the Company of a change in the Participant’s contribution level by filing an additional subscription agreement or electronic representation thereof with the Company and/or the Company’s third party administrator, prior to the next Offering Period.

(d)A Participant who is automatically enrolled in a subsequent Offering Period pursuant to section 6(c) is not required to file any additional subscription agreement in order to continue participation in this Plan and will be deemed to have accepted the terms and conditions of the Plan, any sub-plan, and subscription agreement in effect at the time each subsequent Offering Period begins, subject to Participant’s right to withdraw from the Plan in accordance with the withdrawal procedures in effect at the time.

7.GRANT OF OPTION ON ENROLLMENT OR SUBSCRIPTION. Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock determined by a fraction, the numerator of which is the amount of the contribution level accumulated in such Participant’s Contribution account during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date (but in no event less than the par value of a share of the Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Purchase Date, provided, further, that the number of shares of Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares of Common Stock set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date, or (y) the maximum number of shares of Common Stock which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.

8.    PURCHASE PRICE. The Purchase Price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:
(a)The Fair Market Value on the Offering Date; or
(b)The Fair Market Value on the Purchase Date.
9.PAYMENT OF PURCHASE PRICE; CONTRIBUTION CHANGES; SHARE ISSUANCES.
(a)The Purchase Price shall be accumulated by regular payroll deductions made during each Offering Period, unless the Committee determines with respect to categories of Participants outside the United States that Contributions may be made in another form due to local legal requirements. The deductions are made as a percentage of the Participant’s Compensation (as defined below) in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. “Compensation” shall mean base salary (or in foreign jurisdictions, equivalent cash compensation); however, the Committee may, in its discretion, at any time and on a uniform and non-discriminatory basis, establish a different definitions of “Compensation” for a subsequent Offering Period, including without limitation that Compensation shall include all base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions (or in foreign jurisdictions, equivalent cash compensation). For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code (or in foreign jurisdictions, equivalent salary deductions) shall be treated as if the Participant did not make such election. Contributions shall commence on the first payday following the last Purchase Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, the terms of any sub-plan may permit matching shares of Common Stock without the payment of any purchase price.

(b)Participant may decrease his or her Contribution rate during an Offering Period by filing with the Company and/or the Company’s third party administrator a new subscription agreement, with the new rate to become effective no later than the second payroll period commencing after the Company’s receipt of the authorization and continuing for the remainder of the Offering Period unless changed as described below. A decrease in the Participant’s Contribution rate may be made once during an Offering Period or more or less frequently under rules determined by the Committee. An increase in the Participant’s Contribution rate may not be made with respect to an ongoing Offering Period unless otherwise determined by the Committee. A Participant may increase or decrease his or her Contribution rate for any subsequent Offering Period by filing with the Company and/or the Company’s third party administrator a new authorization subscription agreement prior to the beginning of such Offering Period or such other time period as specified by the Committee.

(c)Participant may reduce his or her Contribution percentage to zero during an Offering Period by filing with the Company and/or the Company’s third party administrator a request for cessation of Contributions. Such reduction shall be effective beginning no later than the second payroll period after the Company’s receipt of the request and no further Contributions will be made for the duration of the Offering Period. Contributions credited to the Participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock in accordance with Section 9(e) below. A reduction of the Contribution percentage to zero shall be treated as such Participant’s withdrawal from such Offering Period, and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company and/or the Company’s third party administrator.

(d)All Contributions made by a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company, except to the extent local legal restrictions outside the United States require segregation of such Contributions. No interest accrues on the Contributions, except to the extent required due to local legal requirements. All Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate Contributions, except to the extent necessary to comply with local legal requirements outside the United States.

(e)On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all Contributions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per Share shall be as specified in Section 8 of this Plan. Any fractional Share, as calculated under this Subsection (e), shall be rounded down to the next lower whole Share, unless the Committee determines with respect to all Participants that any fractional Share shall be credited as a fractional share. Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States). In the event that this Plan has been oversubscribed, all funds not used to purchase shares of Common Stock on the Purchase Date shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States). No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date (except to the extent required due to local legal requirements outside the United States).

(f)As promptly as practicable after the Purchase Date, the Company shall issue shares of Common Stock for the Participant’s benefit representing the shares purchased upon exercise of his or her option.

(g)During a Participant’s lifetime, his or her option to purchase shares of Common Stock hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares of Common Stock covered by his or her option until such option has been exercised.

(h)To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company and any applicable Participating Corporation for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company or any Subsidiary or Affiliate, as applicable, may withhold, by any method permissible under the applicable law, the amount necessary for the Company or Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Common Stock by a Participant. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.
10.LIMITATIONS ON SHARES TO BE PURCHASED.

(a)Any other provision of the Plan notwithstanding, no Participant shall purchase Common Stock with a Fair Market Value in excess of the following limit:
(i)In the case of Common Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).
(ii)In the case of Common Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus
(B) the Fair Market Value of the Common Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year.

(iii)In the case of Common Stock purchased during an Offering Period that commenced two calendar years prior, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the two immediately preceding calendar years.

For purposes of this Subsection (a), the Fair Market Value of Common Stock shall be determined in each case as of the beginning of the Offering Period in which such Common Stock is purchased. Employee stock purchase plans not described in Section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (a) from purchasing additional Common Stock under the Plan, then his or her Contributions shall automatically be discontinued and, if the Participant so elects, shall resume at the beginning of the earliest Purchase Period that will end in the next calendar year (if he or she then is an eligible employee).

(b)In no event shall a Participant be permitted to purchase more than 2,500 shares of Common Stock on any one Purchase Date or such lesser number as the Committee shall determine. If a lower limit is set under this Subsection (b), then all Participants will be notified of such limit prior to the commencement of the next Offering Period for which it is to be effective.

(c)If the number of shares of Common Stock to be purchased on a Purchase Date by all Participants exceeds the number of shares of Common Stock then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares of Common Stock in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company will give notice of such reduction of the number of shares of Common Stock to be purchased under a Participant’s option to each Participant affected.

(d)Any Contributions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10, and not covered by Section 9(e), shall be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the United States).
11.WITHDRAWAL.
(a)Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified for such purpose by the Company. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

(b)Upon withdrawal from this Plan, the accumulated Contributions shall be returned to the withdrawn Participant, without interest (except to the extent required due to local legal requirements outside the United States), and his or her interest in this Plan shall terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new subscription agreement in a manner consistent with rules set forth by the Committee.

(c)In the event that that an Offering Period is comprised of multiple Purchase Periods instead of a single Purchase Period, and the Fair Market Value on the first day of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value on the first day of any subsequent Offering Period, the Company will automatically withdraw the Participant from the current Offering Period and enroll such participant in the subsequent Offering Period. Any funds accumulated in a Participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares of Common Stock on the Purchase Date immediately prior to the first day of such subsequent Offering Period, if any.

12.TERMINATION OF EMPLOYMENT. Termination of a Participant’s employment for any reason, including retirement, death, disability, or the failure of a Participant to remain an eligible employee of the Company or of a Participating Corporation, or Participant’s employer no longer being a Participating Corporation, immediately terminates his or her participation in this Plan

(except to the extent required by local legal requirements outside the United States). In such event, accumulated Contributions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (except to the extent required due to local legal requirements outside the United States). For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or any period of garden leave required under local law.

13.RETURN OF CONTRIBUTIONS. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the Participant all accumulated Contributions credited to such Participant’s account. No interest shall accrue on the Contributions of a Participant in this Plan (except to the extent required due to local legal requirements outside the United States).

14.CAPITAL CHANGES. If the number of outstanding shares of Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the Committee shall adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per Share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 2 and 10 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

15.NONASSIGNABILITY. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16.USE OF PARTICIPANT FUNDS AND REPORTS. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant’s Contributions (except to the extent required due to local legal requirements outside the United States). Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor, unless otherwise required under local law. Each Participant shall receive, or have access to, promptly after the end of each Purchase Period a report of his or her account setting forth the total Contributions accumulated, the number of shares of Common Stock purchased, the Purchase Price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17.NOTICE OF DISPOSITION. Each U.S. taxpayer Participant shall notify the Company in writing if the Participant disposes of any of the shares of Common Stock purchased in any Offering Period pursuant to this Plan. The Company may place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the Shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18.NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Corporation or restrict the right of the Company or any Participating Corporation to terminate such employee’s employment.

19.EQUAL RIGHTS AND PRIVILEGES. All eligible employees granted an option under this Plan that is intended to meet the Code Section 423 requirements shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423 (unless such provision applies exclusively to options granted under the Plan that are not intended to comply with the Code Section 423 requirements). This Section 19 shall take precedence over all other provisions in this Plan.

20.NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.TERM; STOCKHOLDER APPROVAL. This Plan will become effective on the Effective Date. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares of Common Stock that are subject to such stockholder approval before becoming available under this Plan shall occur prior to stockholder approval of such Shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than twenty-four (24) months after commencement of the Offering Period to which it relates, then such Purchase Date shall not occur and instead such Offering Period shall terminate without the purchase of such shares of Common Stock and Participants in such Offering Period shall be refunded their contributions without interest, unless the payment of interest is required under local laws). This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25 below),(b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) the tenth anniversary of the Effective Date under the Plan.
22.DESIGNATION OF BENEFICIARY.
(a)Unless otherwise determined by the Committee, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date. Such form shall be valid only if it was filed with the Company and/or the Company’s third party administrator at the prescribed location before the Participant’s death.

(b)Unless otherwise determined by the Committee, such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company and/or the Company’s third party administrator at the prescribed location before the Participant’s death. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death (and except to the extent required due to local legal requirements outside the United States), the Company shall deliver such cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion (and subject to compliance with legal requirements outside the United States), may deliver such cash to the spouse or, if no spouse is known to the Company, then to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
23.CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares
of Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, exchange control restrictions and/or securities law restrictions, or other applicable laws outside the United States, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Shares of Common Stock may be held in trust or subject to further restrictions as permitted by any sub-plan, unless otherwise required under local law.

24.APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

25.AMENDMENT OR TERMINATION. The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase shares of Common Stock, shall be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants. However, no amendment shall be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of shares of Common Stock that may be issued under this Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan. In addition, in the event the Board or Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to: (i) amending the definition of Compensation, including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Committee action; (iv) reducing the maximum percentage of Compensation a participant may elect to set aside as Contributions; and (v) reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period. Such modifications or amendments will not require approval of the stockholders of the Company or the consent of any Participants, unless otherwise required under local law.

26.CORPORATE TRANSACTIONS. In the event of a Corporate Transaction, the Offering Period for each outstanding right to purchase Common Stock will be shortened by setting a new Purchase Date and will end on the new Purchase Date. The new Purchase Date shall occur on or prior to the consummation of the Corporate Transaction, as determined by the Board or Committee, and the Plan shall terminate on the consummation of the Corporate Transaction.
27.CODE SECTION 409A; TAX QUALIFICATION.
(a)Options granted under the Plan generally are exempt from the application of Section 409A of the Code. However, options granted to U.S. taxpayers which are not intended to meet the Code Section 423 requirements are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Subsection (b), options granted to U.S. taxpayers outside of the Code Section 423 requirements shall be subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares of Common Stock subject to an option be delivered within the short-term deferral period. Subject to Subsection (b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that an option or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

(b)Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Subsection (a). The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.
28.DEFINITIONS.
(a)“Affiliate” means any entity (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.
(b)“Board” shall mean the Board of Directors of the Company.
(c)“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.
(d)“Common Stock” shall mean the Class A common stock of the Company.
(e)“Company” shall mean GoPro, Inc., a Delaware corporation.

(f)“Contributions” means the payroll deductions and other forms of payments that the Committee may permit to be made by a Participant to fund the exercise of options granted under the Plan.

(g)“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h)“Effective Date” shall mean February 15, 2024, subject to prior approval of the Plan by the stockholders and the Board.
(i) “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.
(j)“Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

(1)if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the date of determination, or if there are no sales for such date, then the last preceding business day on which there were sales, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(2)if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(3)if such Common Stock is publicly traded but is neither quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or
(4)if none of the foregoing is applicable, by the Board or the Committee in good faith.
(k)“Offering Date” shall mean the first business day of each Offering Period or, for the Initial Offering Period, the Effective Date.

(l)“Offering Period” shall mean a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Committee pursuant to Section 5.

(m)“Parent” shall have the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.

(n)“Participant” shall mean an eligible employee who meets the eligibility requirements set forth in Section 4 and who is either automatically enrolled in the Initial Offering Period or who elects to participate in this Plan pursuant to Section 6(b).

(o)“Participating Corporation” shall mean any Parent, or Subsidiary or Affiliate that the Committee or Board or the Committee’s delegate(s) designates from time to time as eligible to participate in this Plan; provided, however, that employees of Affiliates that are designated for participation may be granted only options that do not intend to comply with the Code Section 423 requirements.
(p) “Plan” shall mean this GoPro, Inc. 2024 Employee Stock Purchase Plan.
(q) “Purchase Date” shall mean the last business day of each Purchase Period.
(r)“Purchase Period” shall mean a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined by the Committee pursuant to Section 5(b).

(s)“Purchase Price” shall mean the price at which Participants may purchase shares of Common Stock under the Plan, as determined pursuant to Section 8.
(t) “Securities Act” means the U.S. Securities Act of 1933, as amended.
(u)“Subsidiary” shall have the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.

GOPRO, INC. (THE “COMPANY”)	U.S. Form
2024 Employee Stock Purchase Plan	Enrollment/Change Form

Section 1: Actions	Check Desired Action: and Complete Sections: ☐ Enroll in the ESPP 2 + 3 + 4 + 14 ☐ Elect / Change Contribution Percentage 2 + 4 + 14 ☐ Discontinue Contributions 2 + 5 + 14
Section 2: Personal Data	Name: Home Address:
Section 3: Enroll
☐ I hereby elect to participate in the ESPP, effective at the beginning of the next Offering Period. I elect to purchase shares of the Common Stock of the Company pursuant to the terms and conditions of the 2024 Employee Stock Purchase Plan and this
U.S. Enrollment/Change Form (the “Enrollment/Change Form”), together the Enrollment Agreement (“Enrollment Agreement”). I understand that the stock certificate(s) for the shares purchased on my behalf will be issued in street name and deposited directly into my brokerage account. I hereby agree to take all steps, and sign all forms, required to establish an account with the Company’s broker for this purpose.
My participation will continue as long as I remain eligible, unless I withdraw from the ESPP by filing a new Enrollment Agreement with the Company or any third party designated by the Company. I understand that, if I am subject to tax in the U.S., I must notify the Company of any disposition of shares purchased under the ESPP.
Capitalized terms used but not defined herein shall have the meanings ascribed to them in the ESPP.

Section 4: Elect/Change Contribution Percentage
I hereby authorize the Company or, if different, any Subsidiary or Affiliate employing me (the “Employer”) to withhold from each of my paychecks such amount as is necessary to equal at the end of the applicable Offering Period % of my Compensation (as provided in Section 9 of the ESPP) paid during such Offering Period as long as I continue to be eligible to participate in the ESPP. That amount, plus any accumulated payroll deductions taken from my paychecks thus far during the current Offering Period if this is a change, will be applied to the purchase of shares of Common Stock pursuant to the ESPP on the applicable Purchase Date. The percentage must be a whole number (from 1%, up to a maximum of 15%, with respect to enrollment or an increase in contribution percentage; from 0%, up to a maximum of 14%, for a decrease in contribution percentage).
I understand that the ESPP is voluntary and I acknowledge that any payroll deductions I elect to contribute to the ESPP are made on an entirely voluntary basis. I acknowledge that a lesser percentage of my Compensation than indicated by me may be contributed if necessary to comply with applicable laws (in particular, applicable laws related to minimum salary requirements). Furthermore, I agree to execute a separate payroll deduction authorization agreement with the Company or the Employer or any other agreement or consent that may be required by the Company or the Employer, either now or in the future, in connection with my payroll deductions under the ESPP. I understand that I will not be able to participate in the ESPP if I fail to execute any such consent or agreement.
If this is a change to my current enrollment, this represents an ☐-increase ☐-decrease to my Contribution percentage.
Note: You may not increase your contributions at any time within an Offering Period. You may decrease your previously elected contribution percentage to a percentage other than 0% only once within an Offering Period to be effective during that Offering Period. A change will become effective as soon as reasonably practicable after the form is received by the Company. An increase in your contribution percentage can only take effect with the next Offering Period.

Section 5: Discontinue Contributions
I hereby elect to stop my contributions under the ESPP, effective as soon as reasonably practicable after this form is received by the Company. Accumulated contributions will be returned to me without interest (except to the extent required due to local legal requirements), pursuant to Section 11 of the ESPP.

Section 6: Nature of Grant
By enrolling in the ESPP, I understand, acknowledge and agree that (a) the ESPP is established voluntarily by the Company, it is discretionary in nature, it may be amended, terminated or modified at any time, to the extent permitted by the ESPP, and I agree to be bound by any amendment or modification regardless of whether notice is given to me subject to my right to withdrawal from the ESPP, as provided herein; (b) the grant of the right to purchase shares of Common Stock under the ESPP is exceptional and voluntary and does not create any contractual or other right to receive future rights to purchase shares of Common Stock, or benefits in lieu of rights to purchase shares, even if rights to purchase shares have been granted in the past; (c) all decisions with respect to future grants of rights to purchase shares of Common Stock under the ESPP, if any, will be at the sole discretion of the Company; (d) the grant of rights to purchase shares of Common Stock under the ESPP and my participation in the ESPP shall not create a right to employment or be interpreted as forming or amending an employment or service agreement with the Company or the Employer; (e) the grant of rights to purchase shares of Common Stock under the ESPP and my participation in the ESPP shall not interfere with the ability of the Company, the Employer or any other Subsidiary or Affiliate to terminate my employment relationship at any time; (f) I am voluntarily participating in the ESPP; (g) the rights to purchase shares of Common Stock and any shares purchased under the ESPP, and the income from and value of same, are not intended to replace any pension rights or compensation; (h) the rights to purchase shares of Common Stock and the shares purchased under the ESPP, and the income from and value of same, are not part of normal or expected compensation for purposes of, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension or retirement benefits or similar payments; (i) unless otherwise agreed with the Company, the rights to purchase shares of Common Stock and the shares purchased under the ESPP, and the income from and value of same, are not granted as consideration for, or in connection with, any service I may provide as a director of the Subsidiary or Affiliate; (j) the future value of the underlying shares purchased or to be purchased under the ESPP is unknown, indeterminable and cannot be predicted with certainty, and the value of any shares of Common Stock purchased under the ESPP may increase or decrease in the future, even below the Purchase Price; (k) no claim or entitlement to compensation or damages shall arise from termination of the right to purchase shares of

Common Stock under the ESPP resulting from termination of my employment (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any); (l) for purposes of my participation in the ESPP, my status as an employee will be considered terminated as of the date I am no longer actively providing services to the Company or the Employer (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and will not be extended by any notice period (e.g., my period of service would not include any contractual notice or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) (the “Termination Date”), and my right to purchase shares of Common Stock, if any, will terminate effective as of the Termination Date and my accumulated payroll deductions, without interest, will be promptly refunded to me; the Committee shall have exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the ESPP (including whether I may still be considered to be providing services while on a leave of absence); and (m) neither the Company, the Employer nor any other Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between my local currency and the United States Dollar that may affect the value of the rights to purchase shares of Common Stock, the shares purchased under the ESPP or any amounts due to me pursuant to the sale of any shares of Common Stock acquired under the ESPP.

Section 7: Data Privacy
If I would like to participate in the ESPP, I understand that I will need to review the information provided in this Data Privacy section and, where applicable, declare consent to the processing and/or transfer of personal data as described below.

Data Collection and Usage. The Company collects, uses and otherwise processes certain personal data about me, including, but not limited to, my name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all rights granted under the ESPP or any other entitlement to shares of stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in my favor, which the Company receives from me, the Employer or otherwise in connection with the Enrollment Agreement or the ESPP (“Personal Data”), for the purposes of implementing, administering and managing the ESPP and allocating shares of Common Stock pursuant to the ESPP. The Company’s legal basis for the processing of Personal Data is my consent, as further described below.

Stock Plan Administration Service Providers. The Company transfers Personal Data to E*TRADE Securities, LLC and its affiliated companies (the “Designated Broker”), an independent service provider, which is assisting the Company with the implementation, administration and management of the ESPP. In the future, the Company may select a different service provider and share Personal Data with such other provider serving in a similar manner. The Designated Broker will open an account for me to receive and trade shares of Common Stock acquired under the ESPP. I may be asked to agree on separate terms and data processing practices with the Designated Broker, with such agreement being a condition to the ability to participate in the ESPP.

International Data Transfers. I understand that the Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the ESPP, such as the Designated Broker, are based in the United

States. If I am located outside the United States, I understand and acknowledge that my country may have enacted data privacy laws that are different from the laws of the United States. The Company’s legal basis for the transfer of my Personal Data, where required, is my consent.

Data Retention. The Company will hold and use the Personal Data only as long as is necessary to implement, administer and manage my participation in the ESPP, or as required to comply with legal or regulatory obligations, including under tax and securities laws.

Data Subject Rights. I understand that data subject rights regarding Personal Data vary depending on the applicable law and that, depending on where I am based and subject to the conditions set out in the applicable law, I may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about me and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about me that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of my objection, do not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of Personal Data in certain situations where I feel its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and (vi) request portability of Personal Data that I have actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or my employment or service contract, if any, and is carried out by automated means. In case of concerns, I understand that I may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of my rights, I can contact privacy@gopro.com

Necessary Disclosure of Data. I understand that providing the Company with Personal Data is necessary for the performance of the Enrollment Agreement and that my refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect my ability to participate in the ESPP.

Voluntariness and Consequences of Consent Denial or Withdrawal Participation in the ESPP is voluntary and I am providing any consents referred to herein on a purely voluntary basis. I understand that I may withdraw any such consent at any time with future effect for any or no reason. If I do not consent, or if I later seek to withdraw my consent, my salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant rights to purchase shares of Common Stock under the ESPP to me or administer or maintain the ESPP. For more information on the consequences of refusal to consent or withdrawal of consent, I should contact privacy@gopro.com

Declaration of Consent. By participating in the ESPP and indicating consent via the Company’s online enrollment procedure, I explicitly declare my consent to the entirety of the Personal Data processing operations described in this Data Privacy section including, without limitation, the onward transfer of Personal Data by the Company to Designated Broker or, as the case may be, a different service provider of the Company in the United States.

Section 8: Governing Law, Venue & Language
The right to purchase shares and the provisions of this Enrollment Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to any conflict of law provisions. For purposes of any action, lawsuit or other proceedings brought to enforce this Enrollment Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of California in the County of San Mateo, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

Section 9: Electronic Delivery and Acceptance
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the ESPP by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the ESPP through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Section 10: Severability & Waiver
The provisions of this Enrollment Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. I acknowledge that a waiver by the Company of breach of any provision of this Enrollment Agreement shall not operate or be construed as a waiver of any other provision herein, or of any subsequent breach by me or any other Participant.

Section 11: Insider Trading Restrictions/ Market Abuse Laws
I acknowledge that I may be subject to insider trading restrictions and/or market abuse laws, which may affect my ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to purchase shares of Common Stock (e.g., rights to purchase shares under the ESPP) or rights linked to the value of shares of Common Stock under the ESPP during such times as I am considered to have “inside information” regarding the Company (as defined by or determined under the laws or regulations in my country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders I placed before I possessed inside information. Furthermore, I could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. I understand that third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. I acknowledge that it is my responsibility to comply with any applicable restrictions, and that I am advised to speak to my personal advisor on this matter.

Section 12: No Advice Regarding Grant
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the ESPP, or my purchase or sale of shares of Common Stock. I should consult with my own personal tax, legal and financial advisors regarding my participation in the ESPP before taking any action related to the ESPP.

Section 13: Compliance With Law
Unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares under the ESPP prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. I understand that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, I agree that the Company shall have unilateral authority to amend the ESPP and the Enrollment/Change Form without my consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

Section 14: Acknowledgment and Signature
I acknowledge that I have received a copy of the ESPP and its accompanying prospectus. I understand that my participation in the ESPP is in all respects subject to the terms of the ESPP and this Enrollment Agreement. By my signature below, or by completing the online enrollment process in the ESPP, I hereby agree to be bound by the terms of the ESPP and this Enrollment Agreement. The effectiveness of this Enrollment Agreement is dependent upon my eligibility to participate in the ESPP.

Signature:     Date:

GOPRO, INC. (THE “COMPANY”)	Non-U.S. Form
2024 Employee Stock Purchase Plan	Enrollment/Change Form

Section 1: Actions	Check Desired Action: and Complete Sections: ☐ Enroll in the ESPP 2 + 3 + 4 + 17 ☐ Elect / Change Contribution Percentage 2 + 4 + 17 ☐ Discontinue Contributions 2 + 5 + 17
Section 2: Personal Data	Name: Home Address:
Section 3: Enroll
☐ I hereby elect to participate in the ESPP, effective at the beginning of the next Offering Period. I elect to purchase shares of the Common Stock of the Company pursuant to the terms and conditions of the 2024 Employee Stock Purchase Plan and any sub-plan thereto for my country of residence (the “Sub-Plan”) (together, the “ESPP”) and this Non-U.S. Enrollment/Change Form (the “Enrollment/Change Form”), including any special terms or conditions for my country set forth in any appendix to this Enrollment/Change Form (the “Appendix,” and together with this Enrollment/Change Form, the “Enrollment Agreement”). I understand that the stock certificate(s) for the shares purchased on my behalf will be issued in street name and deposited directly into my brokerage account. I hereby agree to take all steps, and sign all forms, required to establish an account with the Company’s broker for this purpose.
My participation will continue as long as I remain eligible, unless I withdraw from the ESPP by filing a new Enrollment Agreement with the Company or any third party designated by the Company. I understand that, if I am subject to tax in the U.S., I must notify the Company of any disposition of shares purchased under the ESPP.
Capitalized terms used but not defined herein shall have the meanings ascribed to them in the ESPP.

Section 4: Elect/Change Contribution Percentage
I hereby authorize the Company or, if different, any Subsidiary or Affiliate employing me (the “Employer”) to withhold from each of my paychecks such amount as is necessary to equal at the end of the applicable Offering Period % of my Compensation (as provided in Section 9 of the ESPP) paid during such Offering Period as long as I continue to be eligible to participate in the ESPP. That amount, plus any accumulated payroll deductions taken from my paychecks thus far during the current Offering Period if this is a change, will be applied to the purchase of shares of Common Stock pursuant to the ESPP on the applicable Purchase Date. The percentage must be a whole number (from 1%, up to a maximum of 15%, with respect to enrollment or an increase in contribution percentage; from 0%, up to a maximum of 14%, for a decrease in contribution percentage).
I understand that the ESPP is voluntary and I acknowledge that any payroll deductions I elect to contribute to the ESPP are made on an entirely voluntary basis. I acknowledge that a lesser percentage of my Compensation than indicated by me may be contributed if necessary to comply with applicable laws (in particular, applicable laws related to minimum salary requirements). Furthermore, I agree to execute a separate payroll deduction authorization agreement with the Company or the Employer or any other agreement or consent that may be required by the Company or the Employer, either now or in the future, in connection with my payroll deductions under the ESPP. I understand that I will not be able to participate in the ESPP if I fail to execute any such consent or agreement.

If this is a change to my current enrollment, this represents an☐-increase☐-decrease to my Contribution percentage.
Note: You may not increase your contributions at any time within an Offering Period. You may decrease your previously elected contribution percentage to a percentage other than 0% only once within an Offering Period to be effective during that Offering Period. A change will become effective as soon as reasonably practicable after the form is received by the Company. An increase in your contribution percentage can only take effect with the next Offering Period.

Section 5: Discontinue Contributions
I hereby elect to stop my contributions under the ESPP, effective as soon as reasonably practicable after this form is received by the Company. Accumulated contributions will be returned to me without interest (except to the extent required due to local legal requirements outside the United States), pursuant to Section 11 of the ESPP.

Section 6: Nature of Grant
By enrolling in the ESPP, I understand, acknowledge and agree that (a) the ESPP is established voluntarily by the Company, it is discretionary in nature, it may be amended, terminated or modified at any time, to the extent permitted by the ESPP, and I agree to be bound by any amendment or modification regardless of whether notice is given to me subject to my right to withdrawal from the ESPP, as provided herein; (b) the grant of the right to purchase shares of Common Stock under the ESPP is exceptional and voluntary and does not create any contractual or other right to receive future rights to purchase shares of Common Stock, or benefits in lieu of rights to purchase shares, even if rights to purchase shares have been granted in the past; (c) all decisions with respect to future grants of rights to purchase shares of Common Stock under the ESPP, if any, will be at the sole discretion of the Company; (d) the grant of rights to purchase shares of Common Stock under the ESPP and my participation in the ESPP shall not create a right to employment or be interpreted as forming or amending an employment or service agreement with the Company or the Employer; (e) the grant of rights to purchase shares of Common Stock under the ESPP and my participation in the ESPP shall not interfere with the ability of the Company, the Employer or any other Subsidiary or Affiliate to terminate my employment relationship at any time; (f) I am voluntarily participating in the ESPP; (g) the rights to purchase shares of Common Stock and any shares purchased under the ESPP, and the income from and value of same, are not intended to replace any pension rights or compensation; (h) the rights to purchase shares of Common Stock and the shares purchased under the ESPP, and the income from and value of same, are not part of normal or expected compensation for purposes of, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension or retirement benefits or similar payments; (i) unless otherwise agreed with the Company, the rights to purchase shares of Common Stock and the shares purchased under the ESPP, and the income from and value of same, are not granted as consideration for, or in connection with, any service I may provide as a director of the Subsidiary or Affiliate; (j) the future value of the underlying shares purchased or to be purchased under the ESPP is unknown, indeterminable and cannot be predicted with certainty, and the value of any shares of Common Stock purchased under the ESPP may increase or decrease in the future, even below the Purchase Price; (k) no claim or entitlement to compensation or damages shall arise from termination of the right to purchase shares of

Common Stock under the ESPP resulting from termination of my employment (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any); (l) for purposes of my participation in the ESPP, my status as an employee will be considered terminated as of the date I am no longer actively providing services to the Company or the Employer (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and will not be extended by any notice period (e.g., my period of service would not include any contractual notice or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) (the “Termination Date”), and my right to purchase shares of Common Stock, if any, will terminate effective as of the Termination Date and my accumulated payroll deductions, without interest, will be promptly refunded to me; the Committee shall have exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the ESPP (including whether I may still be considered to be providing services while on a leave of absence); and (m) neither the Company, the Employer nor any other Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between my local currency and the United States Dollar that may affect the value of the rights to purchase shares of Common Stock, the shares purchased under the ESPP or any amounts due to me pursuant to the sale of any shares of Common Stock acquired under the ESPP.

Section 7: Data Privacy
If I would like to participate in the ESPP, I understand that I will need to review the information provided in this Data Privacy section and, where applicable, declare consent to the processing and/or transfer of personal data as described below.

EEA+ Controller. If I am based in the European Union (“EU”), the European Economic Area (“EEA”) or the United Kingdom (“UK”) (collectively, the “EEA+”), I should note that the Company, with its registered address at 3025 Clearview Way, San Mateo, California, California 94402, United States, is the controller responsible for the processing of my personal data in connection with the Enrollment Agreement and the ESPP.

Data Collection and Usage. The Company collects, uses and otherwise processes certain personal data about me, including, but not limited to, my name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all rights granted under the ESPP or any other entitlement to shares of stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in my favor, which the Company receives from me, the Employer or otherwise in connection with the Enrollment Agreement or the ESPP (“Personal Data”), for the purposes of implementing, administering and managing the ESPP and allocating shares of Common Stock pursuant to the ESPP. The Company’s legal basis for the processing of Personal Data is my consent, as further described below.

Stock Plan Administration Service Providers. The Company transfers Personal Data to E*TRADE Securities, LLC and its affiliated companies (the “Designated Broker”), an independent service provider, which is assisting the Company with the implementation, administration and management of the ESPP. In the future, the Company may select a different service provider and share Personal Data with such other provider serving in a similar manner. The Designated Broker will open an account for me to receive and trade shares of Common Stock acquired under the ESPP.

I may be asked to agree on separate terms and data processing practices with the Designated Broker, with such agreement being a condition to the ability to participate in the ESPP.

International Data Transfers. I understand that the Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the ESPP, such as the Designated Broker, are based in the United States. If I am located outside the United States, I understand and acknowledge that my country may have enacted data privacy laws that are different from the laws of the United States. The Company’s legal basis for the transfer of my Personal Data, where required, is my consent.

Data Retention. The Company will hold and use the Personal Data only as long as is necessary to implement, administer and manage my participation in the ESPP, or as required to comply with legal or regulatory obligations, including under tax and securities laws.

Data Subject Rights. I understand that data subject rights regarding Personal Data vary depending on the applicable law and that, depending on where I am based and subject to the conditions set out in the applicable law, I may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about me and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about me that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of my objection, do not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of Personal Data in certain situations where I feel its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and (vi) request portability of Personal Data that I have actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or my employment or service contract, if any, and is carried out by automated means. In case of concerns, I understand that I may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of my rights, I can contact privacy@gopro.com.

Necessary Disclosure of Data. I understand that providing the Company with Personal Data is necessary for the performance of the Enrollment Agreement and that my refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect my ability to participate in the ESPP.

Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in

the ESPP is voluntary and I am providing any consents referred to herein on a purely voluntary basis. I understand that I may withdraw any such consent at any time with

Declaration of Consent. By participating in the ESPP and indicating consent via the Company’s online enrollment procedure, I explicitly declare my consent to the entirety of the Personal Data processing operations described in this Data Privacy section including, without limitation, the onward transfer of Personal Data by the Company to Designated Broker or, as the case may be, a different service provider of the Company in the United States.
future effect for any or no reason. If I do not consent, or if I later seek to withdraw my consent, my salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant rights to purchase shares of Common Stock under the ESPP to me or administer or maintain the ESPP. For more information on the consequences of refusal to consent or withdrawal of consent, I should contact privacy@gopro.com.

SECTION 8: RESPONSIBILITY FOR TAXES
I acknowledge that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to my participation in the ESPP and legally applicable to me (“Tax-Related Items”) is and remains my responsibility and may exceed the amount actually withheld by the Company or the Employer. I further acknowledge that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the ESPP, including, but not limited to, my enrollment in the ESPP, the grant of rights to purchase shares of Common Stock, the purchase of shares of Common Stock, the issuance of Common Stock purchased, the sale of shares of Common Stock purchased under the ESPP or the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the ESPP to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I am subject to Tax- Related Items in more than one jurisdiction, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from my wages or other cash compensation payable to me by the Company and/or the Employer, (2) withholding from proceeds of the sale of shares of Common Stock purchased under the ESPP, either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization without further consent), (3) withholding in shares to be issued upon purchase under the ESPP, provided, however, that if I am a Section 16 officer of the Company under the Exchange Act and I am participating in the Non-Section 423 Component, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (1)-(3) herein and, if the Committee does not exercise its discretion prior to the relevant withholding event, then I shall be entitled to elect the method of withholding from the alternatives above or (4) any other method determined by the Company and compliant with applicable law.
The Company may withhold or account for Tax- Related Items by considering applicable statutory or other withholding rates, including minimum or maximum rates applicable in my jurisdiction(s). In the event of over-withholding, I may receive a refund from the Company of any over-withheld amount in cash (with no entitlement to the equivalent in the Common Stock), or if not refunded by the Company, I must seek a refund from the local tax authorities to the extent I wish to recover the over-withheld amount in the form of a refund. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, I am deemed to have been issued the full number of shares of Common Stock, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.
Finally, I agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the ESPP that cannot be satisfied by the means previously described. The Company may refuse to purchase or deliver the shares, or the proceeds from the sale of shares of Common Stock, if I fail to comply with my obligations in connection with the Tax-Related Items.

Section 9: Governing Law, Venue & Language
The right to purchase shares and the provisions of this Enrollment Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to any conflict of law provisions. For purposes of any action, lawsuit or other proceedings brought to enforce this Enrollment Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of California in the County of San Mateo, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
I acknowledge that I am proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow me to understand the terms and conditions of this Enrollment Agreement. If I have received this Enrollment Agreement or any other document related to the ESPP translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Section 10: Appendix & Imposition of Other Requirements
Notwithstanding any provision herein, my participation in the ESPP shall be subject to any special terms and conditions for my country as set forth in the Appendix, if any. Moreover, if I relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to me, to the extent the Company determines, in its discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Enrollment Agreement.
The Company reserves the right to impose other requirements on my participation in the ESPP or on any shares of Common Stock purchased under the ESPP, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Section 11: Electronic Delivery and Acceptance
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the ESPP by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the ESPP through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Section 12: Severability & Waiver
The provisions of this Enrollment Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. I acknowledge that a waiver by the Company of breach of any provision of this Enrollment Agreement shall not operate or be construed as a waiver of any other provision herein, or of any subsequent breach by me or any other Participant.

Section 13: Insider Trading Restrictions/ Market Abuse Laws
I acknowledge that I may be subject to insider trading restrictions and/or market abuse laws, which may affect my ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to purchase shares of Common Stock (e.g., rights to purchase shares under the ESPP) or rights linked to the value of shares of Common Stock under the ESPP during such times as I am considered to have “inside information” regarding the Company (as defined by or determined under the laws or regulations in my country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders I placed before I possessed inside information. Furthermore, I could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. I understand that third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. I acknowledge that it is my responsibility to comply with any applicable restrictions, and that I am advised to speak to my personal advisor on this matter.

Section 14: No Advice Regarding Grant
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the ESPP, or my purchase or sale of shares of Common Stock. I should consult with my own personal tax, legal and financial advisors regarding my participation in the ESPP before taking any action related to the ESPP.

Section 15: Compliance With Law
Unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares under the ESPP prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. I understand that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, I agree that the Company shall have unilateral authority to amend the ESPP and the Enrollment/Change Form without my consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

Section 16: Exchange Control, Tax and Foreign Asset/Account Reporting
I acknowledge that there may be certain exchange control, foreign asset/account or tax reporting requirements that may affect my ability to acquire or hold shares of Common Stock or cash received from participating in the ESPP (including the proceeds from the sale of shares of Common Stock and the receipt of any dividends paid on shares of Common Stock) in a brokerage or bank account outside my country. I may be required to report such accounts, assets or related transactions to the tax or other authorities in my country. I also may be required to repatriate sale proceeds or other funds received as a result of participating in the ESPP to my country within a certain time after receipt. I acknowledge that it is my responsibility to comply with such regulations and that I should speak to my personal advisor on this matter.

Section 17: Acknowledgment and Signature
I acknowledge that I have received a copy of the ESPP and its accompanying prospectus. I understand that my participation in the ESPP is in all respects subject to the terms of the ESPP and this Enrollment Agreement. By my signature below, or by completing the online enrollment process in the ESPP, I hereby agree to be bound by the terms of the ESPP and this Enrollment Agreement. The effectiveness of this Enrollment Agreement is dependent upon my eligibility to participate in the ESPP.

Signature:     Date:

Appendix

GOPRO, INC.
2024 Employee Stock Purchase Plan Non-U.S. Enrollment/Change Form

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the GoPro, Inc. 2024 Employee Stock Purchase Plan (the “ESPP”) or the Non-U.S. Enrollment/Change Form (the “Enrollment/Change Form”).

Terms and Conditions

This Appendix includes additional terms and conditions that govern my participation in the ESPP if I reside and/or work in one of the countries listed below. If I am a citizen or resident (or am considered as such for local law purposes) of a country other than the country in which I am currently residing and/or working, or if I transfer to another country after enrolling in the ESPP, the Company shall, in its sole discretion, determine to what extent the special terms and conditions contained herein shall be applicable to me.

Notifications

This Appendix also includes information regarding securities, exchange control, tax and certain other issues of which I should be aware with respect to my participation in the ESPP. The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of March 2023.1 Such laws are often complex and change frequently. As a result, the Company strongly recommends that I not rely on the information in this Appendix as the only source of information relating to the consequences of my participation in the ESPP because the information may be out of date at the time the right to purchase shares is exercised or shares of Common Stock purchased under the ESPP are sold.

In addition, the information contained herein is general in nature and may not apply to my particular situation, and the Company is not in a position to assure me of any particular result. Accordingly, I should seek appropriate professional advice as to how the relevant laws in my country may apply to my situation.

Finally, if I am a citizen or resident of a country, or am considered resident of a country, other than the one in which I currently reside and/or work, or I transfer employment and/or residency after I enroll in the ESPP, the information contained herein may not be applicable to me.

1 NTD: To be reviewed and updated closer to 2024 effective date.

France

Terms and Conditions

Elect/Change Contribution Percentage. The following is a translation of Section 4 of the Enrollment/Change Form:2

Par la présente, j’autorise la Société ou toute Filiale ou Entité Affiliée pour laquelle je travaille (l’« Employeur ») de prélever de chacun de mes salaires un montant qui équivaut à la fin de la Période d’Offre applicable à % de ma Rémunération (telle que définie à la Section 9 du Plan d’Achat d’Actions) payés durant ladite Période d’Offre tant que je continue à participer au Plan d’Achat d’Actions. Ce montant, ainsi que les prélèvements sur salaire accumulés jusqu’à présent durant la Période d’Offre actuelle s’il s’agit d’une modification, seront utilisées pour l’achat d’Actions Ordinaires dans le cadre du Plan d’Achat d’Actions. Le pourcentage doit être un nombre entier (de 1% à 15 % maximum en ce qui concerne la souscription et une augmentation du pourcentage de contribution ; de 0% à 14 % maximum en ce qui concerne une diminution du pourcentage de contribution).
S’il s’agit d’une modification de ma souscription actuelle, ceci représente une diminution to pourcentage de ma Contribution.augmentation
Note : Vous ne pouvez pas augmenter vos contributions à tout moment durant la Période d’Offre. Vous pouvez diminuer votre pourcentage de contribution précédemment choisi pour un pourcentage autre que 0 % uniquement une fois durant la Période d’Offre pour prendre effet durant cette Période d’Offre. Une modification prendra effet dès que possible après réception du formulaire par la Société. Une augmentation de votre pourcentage de contribution ne peut prendre effet que pour la prochaine Période d’Offre.

Discontinue Contributions. The following is a translation of Section 5 of the Enrollment/Change Form:

Par la présente, je choisis de cesser mes contributions sous le Plan d’Achat d’Actions, et cela prendra effet dès que possible après réception de ce formulaire par la Société. Mes contributions accumulées me seront remboursées sans intérêt (sauf dans la mesure nécessaire en raison des exigences légales locales en dehors des États-Unis), conformément à l'Article 11 du Plan d’Achat d’Actions.

Language Consent. By enrolling in the ESPP, I confirm that I have read and understood the ESPP documents (the ESPP and the Enrollment/Change Form, including this Appendix), which were provided to me in the English language (except the Payroll Authorization provision above). I accept and agree to the terms of these ESPP documents accordingly.

Consentement Relatif à la Langue Utilisée. En souscrivant au Plan d'Achat d'Actions, je confirme avoir lu et compris les documents relatifs au Plan d’Achat d’Actions (le Plan d’Achat d’Actions et le Formulaire de Souscription/Modification, y compris la présenta Annexe) qui m’ont été communiqués en anglais. J’accepte les termes de ces documents en connaissance de cause.

Notifications

Exchange Control Information. French residents must report the value of any cash or securities brought into France or send out of France without the use of a financial institution to the French Customs and Excise Authorities when the value of such cash or securities reaches or exceeds the threshold amount. You should consult with your personal financial advisor for further details regarding this requirement.

Foreign Asset/Account Reporting Information. French residents must declare all foreign bank and brokerage accounts in which they hold cash or securities (e.g., shares of Common Stock acquired under the ESPP), including accounts that were opened, held, used or closed during the tax year, on an annual basis

2 NTD: Translation to be updated.

on a special form N 3916 when filing their annual tax returns. Failure to comply could trigger significant penalties.

Germany

Notifications

Exchange Control Information. Cross-border remittances in excess of €12,500 into Germany (e.g., proceeds from the sale of shares of Common Stock) must be reported electronically to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of shares of Common Stock), the report must be made electronically by the fifth day of the month following the month in which the payment was received. The form of the report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. In addition, you may be required to report the acquisition of securities to Bundesbank via email or telephone if the value of the securities acquired exceeds €12,500. You should consult with your personal legal advisor to ensure compliance with applicable exchange control reporting requirements.

Hong Kong

Terms and Conditions

Contributions to the ESPP. Notwithstanding anything to the contrary in the Enrollment Agreement, due to legal restrictions in Hong Kong, I understand that I may be required to make contributions to the ESPP via check, wire transfer or bank debit (rather than through payroll deductions). The Company will inform me if that is the case and will inform me of the total funds that must be received from me prior to the end of the respective Offering Period based on the contribution percentage I specify in the Enrollment Agreement. I am solely responsible for ensuring remittance of such contributions to the Company in accordance with the policies and procedures established by the Company and/or the Employer to facilitate my participation in the ESPP.

Notifications

Securities Law Information. WARNING: The right to purchase shares of Common Stock and the shares of Common Stock subject to the purchase right do not constitute a public offer of securities and are available only to eligible employees of the Company or a Participating Corporation. The contents of the Enrollment Agreement, including this Appendix, the ESPP and any other incidental communication materials related to the ESPP have not been prepared in accordance with the requirements for, and are not intended to constitute, a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have they been reviewed by any regulatory authority in Hong Kong. Participants should exercise caution in relation to the right to purchase shares of Common Stock. The Enrollment Agreement, including this Appendix, the ESPP and the incidental communication materials are intend only for personal use of each Participant and not for distribution to any other persons. If a Participant is in any doubt about any of the contents of the Enrollment Agreement, including this Appendix, the ESPP or any other incidental communication materials, they should obtain independent professional advice.

Netherlands
Notifications

Philippines

Notifications

Securities Law Information. The offer of shares of Common Stock under the ESPP is exempt from the securities registration requirement under Section 10.2 of the Philippine Securities Regulation Code (“SRC”), so the shares of Common Stock have not been registered with the Philippine Securities and Exchange Commission under the SRC.

You should be aware of the risks of participating in the ESPP, including, but not limited to, the risk of fluctuation in the price of the shares of Common Stock on the Nasdaq and the risk of currency exchange rate fluctuations between the U.S. Dollar and your local currency. In this regard, you should be aware that the value of any shares of Common Stock acquired under the ESPP may decrease after the shares of Common Stock are issued and fluctuations in currency exchange rates between your local currency and the U.S. Dollar may affect the value of the right to purchase shares of Common Stock under the ESPP or any amounts due to you at purchase or the subsequent sale of any shares of Common Stock purchased under the ESPP. The Company is not making any representations, projections or assurances regarding the value of the shares of Common Stock now or in the future.

For further information on risk factors impacting the Company’s business that may affect the value of the shares of Common Stock, you should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission and available online at www.sec.gov as well as on the Company’s website at www.investor.gopro.com . In addition, you may receive, free of charge, a copy of the Company’s Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Company’s stockholders on written request to GoPro, Inc., 3025 Clearview Way, San Mateo, CA 94402, USA, Attn: Investor Relations.

Romania

Terms and Conditions

Language Consent. By participating in the ESPP, I acknowledge that I am proficient in reading and understanding English and fully understand the terms of the documents related to my participation (the ESPP and the Enrollment/Change Form, including this Appendix), which were provided in the English language. I accept the terms of those documents accordingly.

Consimtamant cu privire la limba. Prin participarea la planul ESPP, confirm ca am un nivel adecvat de cunoastere in ce priveste citirea si intelegerea limbii engleze, am inteles pe deplin termenii documentelor referitoare la participarea mea (planul ESPP si Formularul de aderare/schimbare, inclusiv aceasta Anexa), care au fost furnizate in limba engleza. Accept termenii acestor documente in mod corespunzator.

Notifications

Exchange Control Information. If proceeds from the sale of shares of Common Stock acquired under the ESPP are deposited in a bank account in Romania, the Romanian bank that receives the funds may require appropriate documentation explaining the source of the funds. You should consult your personal legal advisor to determine whether you will be required to submit such documentation to a Romanian bank.

United Kingdom

Terms and Conditions

Responsibility for Taxes. The following provisions supplement Section 8 of the Enrollment/Change Form:

Without limitation to Section 8 of the Enrollment/Change Form, I agree that I am liable for all Tax- Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by HM Revenue & Customs (“HRMC”) (or any tax authority other relevant authority). I also agree to indemnify and keep indemnified the Company and, if different, the Employer against any Tax- Related Items that they are required to pay or withhold or have paid or will pay on my behalf to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if I am a director or executive officer of the Company. (within the meaning of Section 13(k) of the Exchange Act),the terms of the immediately foregoing provision will not apply. In the event I am an executive officer or director and the income tax is not collected from or paid by me within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the indemnification described above occurs (the “Due Date”), the amount of any income tax not collected or paid may constitute a benefit to me on which additional income tax and National Insurance contributions (“NICs”) may be payable. I understand that I will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer, as appropriate, the amount of any NICs due on this additional benefit. I further acknowledge that the Company or the Employer, as appropriate, may recover such amounts by any of the means referred to in Section 8 of the Enrollment/Change Form.